                                Exhibit 99(b)

                   Financial Statements of Riverview Tower
          Limited Partnership as at December 31, 1993, 1994 and 1995

                        MALITZ, WEINSTEIN & RUBIN CO.





                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                               December 31, 1993




                                     INDEX
                                     -----

AUDITORS' REPORT

STATEMENT OF ASSETS, LIABILITIES AND EQUITY              EXHIBIT A
  - INCOME TAX BASIS
  As At December 31, 1993

ANALYSIS OF PARTNERS' EQUITY - INCOME TAX BASIS          SCHEDULE A-1
  For The Year Ended December 31, 1993

STATEMENT OF REVENUES AND EXPENSES - INCOME TAX BASIS    EXHIBIT B
  For The Year Ended December 31, 1993

STATEMENT OF CASH FLOWS - INCOME TAX BASIS               EXHIBIT C
  For The Year Ended December 31, 1993

NOTES TO FINANCIAL STATEMENTS                            EXHIBIT D
  - INCOME TAX BASIS

                         Malitz Weinstein & Rubin Co.

                         CERTIFIED PUBLIC ACCOUNTANTS
                         3690 ORANGE PLACE - SUITE 250
                          CLEVELAND, OHIO 44122-4422
                                     -----
                           TELEPHONE (216) 464-9560
                                     -----
                           TELECOPIER (216) 464-2887
CHARLES P. MALITZ, CPA                                  ROBERT W. BIATS
MILTON J. WEINSTEIN, CPA                                JENNIFER L. GARRIS
KIMBALL E. RUBIN, CPA                                   KAREN M. CAROSCIO
JONATHAN P. ROGEN, CPA                                  JUDITH R. BARTELL
SCOTT R. SWERESS, CPA           February 18, 1994       GARY A. FERBER, CPA
STEVEN MARTON, CPA                                      (1937-1990)
STEPHEN L. WOLF, CPA




                         INDEPENDENT AUDITOR'S REPORT



RIVERVIEW TOWER LIMITED PARTNERSHIP
A LIMITED PARTNERSHIP



We have audited the accompanying statement of assets, liabilities and equity - income tax basis of Riverview Tower Limited Partnership, A Limited Partnership, as of December 31, 1993, and the related statements of revenues and expenses - income tax basis, partners' equity - income tax basis and cash flows - income tax basis for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riverview Tower Limited Partnership, A Limited Partnership as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with the income tax basis of accounting, as described in Note 1.


                                              /s/ Malitz, Weinstein, & Rubin Co.

                            MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCOUNTANTS, CLEVELAND, OHIO





                                                RIVERVIEW TOWER LIMITED PARTNERSHIP
                                                       A LIMITED PARTNERSHIP
                                     STATEMENT OF ASSETS, LIABILITIES AND EQUITY     Exhibit A
                                                        - INCOME TAX BASIS
                                                      As At December 31, 1993



                                                 ASSETS
                                                 ------
Cash                                                   $9,162.
Accounts Receivable                                       506.
Escrow Receivable                                     159,722.
Prepaid Expenses                                       22,916.
Property and Equipment                             16,705,077.
  Less:  Accumulated Depreciation
           and Amortization                        (8,042,295.)
                                                   -----------
TOTAL ASSETS                                                       $8,855,088.
                                                                   ===========



                                                 LIABILITIES AND PARTNERS' EQUITY
                                                 --------------------------------


LIABILITIES
  Accounts Payable                                 $2,092,044.
  Accrued Interest and Real Estate Taxes              406,374.
  Mortgage Payable                                 13,758,615.
                                                   -----------
       Total Liabilities                                           $16,257,O33.

PARTNERS'  EQUITY - SCHEDULE A-1                                    (7,401,945.)
                                                                   ------------

TOTAL LIABILITIES AND PARTNERS' EQUITY                             $ 8,855,088.
                                                                   ============




                                  SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

 MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCOUNTANTS. CLEVELAND, OHIO


                                                                   Schedule A-1

                     RIVERVIEW TOWER LIMITED PARTNERSHIP
                            A LIMITED PARTNERSHIP
                         ANALYSIS OF PARTNERS' EQUITY
                              - INCOME TAX BASIS
                     For The Year Ended December 31, 1993



                                      TRANSFERS
                     BALANCE         TO LIMITED       NET           BALANCE
                     BEGINNING          UNITS        INCOME          ENDING
                   -------------     ----------    -----------    -------------
GENERAL PARTNERS   $   (887,151.)    $ 7O9,653.    $  (19,984.)   $   (197,482.)

LIMITED PARTNERS     (5,765,442.)     (709,653.)     (729,368.)     (7,204,463.)
                   -------------     ----------    -----------    -------------
     TOTALS        $ (6,652,593.)    $      -0-    $ (749,352.)   $ (7,401,945.)
                   =============     ==========    ===========    =============



         SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

 MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCDUNTANTS. CLEVELAND, OHIO

                                                                       Exhibit B
                     RIVERVIEW TOWER LIMITED PARTNERSHIP
                            A LIMITED PARTNERSHIP
                      STATEMENT OF REVENUES AND EXPENSES
                              - INCOME TAX BASIS
                     For The Year Ended December 31, 1993




INCOME
  Rentals                                          $2,177,816.
  Excess Operating Charges                          1,164,161.
  Garage                                              321,682.
  Antenna                                             128,301.
                                                   -----------
       Total Income                                                $3,791,960.

OPERATING EXPENSES

  Custodial and Manager                              $264,383.
  Elevator Maintenance                                112,372.
  Insurance                                            70,304.
  Management Fees                                     230,689.
  Office Expense                                       66,011.
  Professional Fees                                    42,472.
  Repairs and Maintenance                             630,005.
  Supplies                                            (17,382.)
  Taxes - Real Estate                                 258,343.
  Taxes - Other                                         3,430.
  Travel                                                  570.
  Utilities                                           881,481.
  General Expenses                                      6,765.
                                                   -----------
       Total Operating Expenses                                     2,549,443.
                                                                   -----------

INCOME BEFORE INTEREST EXPENSE, DEPRECIATION

  AND AMORTIZATION                                                 $1,242,517.

LESS:  Interest Expense                                             1,214,005.
                                                                   -----------

INCOME BEFORE DEPRECIATION AND AMORTIZATION                           $28,512.

LESS:  Depreciation And Amortization                                  777,864.
                                                                   -----------

NET INCOME FOR THE YEAR                                             $(749,352.)
                                                                   ===========


        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

                            MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCOUNTANTS. CLEVELAND, OHIO



                                                RIVERVIEW TOWER LIMITED PARTNERSHIP
                                                       A LIMITED PARTNERSHIP
                                                      STATEMENT OF CASH FLOWS              Exhibit C
                                                        - INCOME TAX BASIS
                                               For The Year Ended December 31, 1993



CASH GENERATED BY OPERATIONS:
  Net Income                                        $(749,352.)
  Depreciation and Amortization                       777,864.
                                                   -----------
       Total                                                       $  28,512.


CHANGES IN OPERATING ASSETS AND LIABILITIES:
  Current Assets - (Increase) Decrease
    Receivables                                       $(8,132.)
    Prepaids                                           (1,601.)
  Current Liabilities - Increase (Decrease)
    Accounts Payable                                  349,747.
    Accrued Expenses and Taxes                        (42,860.)
                                                   -----------

       Total                                                         297,154.
                                                                  -----------

NET CASH PROVIDED BY OPERATIONS                                    $ 325,666.

INVESTING ACTIVITIES                                                      -0-

FINANCING ACTIVITIES
  Decrease In Debt                                                  (325,666.)
                                                                  -----------
INCREASE (DECREASE) IN CASH                                       $       -0-

CASH BALANCE - BEGINNING                                               9,162.
                                                                  -----------
CASH BALANCE - ENDING                                             $    9,162.
                                                                  ===========

SUPPLEMENTAL DISCLOSURE
  Cash Paid During The Year For Interest                          $1,214,005.
                                                                  ===========


        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

 MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCOUNTANTS. CLEVELAND, OHIO


                     RIVERVIEW TOWER LIMITED PARTNERSHIP
                            A LIMITED PARTNERSHIP
                       NOTES TO FINANCIAL STATEMENTS             Exhibit D




NOTE 1  - SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------

   Basis of Accounting
   -------------------

   The accompanying financial statements have been prepared on the accrual method of accounting used for federal income tax purposes. Consequently, certain revenues and expenses are recognized in the determination of income in different reporting periods than they would be if the financial statements were prepared in conformity with generally accepted accounting principles. Although income tax rules are used to determine the timing of the reporting of revenues and expenses, nontaxable revenues and nondeductible expenses are included in the determination of net income.

   Net Income - Income Tax Basis
   -----------------------------
   In accordance with the Company's policy, net income - income tax basis includes nontaxable revenue and nondeductible expenses in addition to taxable revenue and deductible expenses.

   Property and Equipment
   ----------------------
   If an expenditure results in an asset having an estimated useful life that extends beyond the year of acquisition, the expenditure is capitalized and depreciated over the estimated useful life of the asset. Building, improvements, and equipment are recorded at cost and are depreciated using Straight-Line or Accelerated Cost Recovery Methods as follows:


        Buildings                       19 Years        ACRS - Straight-Line
        Building Improvements           10 Years        ACRS - Straight-Line
        Equipment & Improvements         5 Years        ACRS

   Accordingly, the depreciation and amortization recorded is not purported to be an accurate reflection of economic depreciation and amortization.

   Adjustments Necessary To Conform With Generally Accepted Accounting
   -------------------------------------------------------------------
   Principles (GAAP)
   -----------------
   As stated in the accountants report and previously in Note 1 of the Notes To Financial Statements, the Company has used various depreciation and amortization methods which do not conform to generally accepted accounting principles (GAAP). Had the Company conformed to GAAP the accumulated depreciation and amortization and partners' Capital accounts would be adjusted as follows:

                                     BEGINNING      ENDING
                                     ---------      ------
   BALANCE SHEET
   Accumulated Depreciation
    and Amortization                 $(3,225,566.) $(3,664,018.)
                                     ============= =============

   Partners' Capital                 $(2,613,052.) $(3,023,668.)
                                     ============= =============


   STATEMENT OF OPERATIONS
     Net Income For The Year                         $(409,940.)
                                                     ===========

        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

 MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCOUNTANTS. CLEVELAND, OHIO



                     RIVERVIEW TOWER LIMITED PARTNERSHIP
                            A LIMITED PARTNERSHIP
                        NOTES TO FINANCIAL STATEMENTS             Exhibit D
                                                                 (Continued)



NOTE 2  - TRANSACTIONS WITH RELATED PARTY
-----------------------------------------

   The property, which is located in Toledo, Ohio is managed by the Mid-America Management Corporation.


   Accounts Payable in the amount of $1,890,218. are due to the management company.



NOTE 3  - MORTGAGE PAYABLE
--------------------------

   The land and buildings owned by the Company are encumbered by mortgages securing two notes; one to New York Life Insurance (due in 1999) and the other to Realty Refund Trust (due in 1994). One of the limited partners of the partnership is also Chairman of the Board of Realty Refund Trust.

   The Company has a fixed monthly payment of $128,362. To the extent that this amount will not satisfy the New York Life monthly payment and interest on the Realty Refund Note, the shortfall will be added to the Realty Refund note.


        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

                      RIVERVIEW TOWER LIMITED PARTNERSHIP

                              LIMITED PARTNERSHIP

                              FINANCIAL STATEMENTS

                            As At December 31, 1994

                        MALITZ, WEINSTEIN & RUBIN CO.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                               December 31, 1994


                                     INDEX


AUDITORS' REPORT
BALANCE SHEET                                                         EXHIBIT A
   As At December 31, 1994

ANALYSIS OF PARTNERS' EQUITY                                       SCHEDULE A-1
  For The Year Ended December 31, 1994

STATEMENT OF OPERATIONS                                               EXHIBIT B
   For The Year Ended December 31, 1994

STATEMENT OF CHANGES IN CASH POSITION                                 EXHIBIT C
  For The Year Ended December 31, 1994

NOTES TO FINANCIAL STATEMENTS                                         EXHIBIT D

SCHEDULE OF PROPERTY AND EQUIPMENT                                    EXHIBIT E
  For The Years Ended December 31, 1992, 1993 and 1994

SCHEDULE OF ACCUMULATED DEPRECIATION AND AMORTIZATION                 EXHIBIT F
  OF PROPERTY AND EQUIPMENT
   For The Years Ended December 31, 1992, 1993 and 1994

                        MALITZ, WEINSTEIN & RUBIN CO.
                         CERTIFIED PUBLIC ACCOUNTANTS
                         3690 ORANGE PLACE-SUITE 250
                         CLEVELAND, OHIO  44122-4422
                               ---------------

                           Telephone (216) 464-9560
                               ---------------

                          Telecopier (216) 464-2887

CHARLES P. MALITZ, CPA                                 ROBERT W. BIATS
MILTON J. WEINSTEIN, CPA                               JENNIFER L. GARRIS
KIMBALL E. RUBIN, CPA                                  GARY L. FERBER, CPA
STEVEN MARTON, CPA                                     (1937-1990)
STEPHEN L. WOLF, CPA
KEVIN B. ROTENBERRY, CPA

                               February 24, 1995



                          INDEPENDENT AUDITOR'S REPORT


RIVERVIEW TOWER LIMITED PARTNERSHIP
A LIMITED PARTNERSHIP


We have audited the accompanying balance sheet of Riverview Tower Limited Partnership, A Limited Partnership, as of December 31, 1994, and the related statements of partners' equity, operations and changes in cash position for the year then ended. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riverview Tower Limited Part-nership, A Limited Partnership, as at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained in Exhibits E and F is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has been subjected to the audit-ing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        /s/ Malitz, Weinstein & Rubin Co.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                                 BALANCE SHEET                       Exhibit A
                            As At December 31, 1994


                                    ASSETS
                                    -------
Cash                                                             $        150.
Accounts Receivable                                                       183.
Escrow Receivable                                                     163,377.
Prepaid Expenses                                                       24,248.
Property and Equipment                                             16,705,077.
  Less:  Accumulated Depreciation and
              Amortization                                         (4,102,470.)
                                                                 -------------
TOTAL ASSETS                                                     $ 12,790,565.

                       LIABILITIES AND PARTNERS' EQUITY
                       --------------------------------
LIABILITIES
   Accounts Payable                                              $    320,001.
   Accrued Interest and Real Estate Taxes                             360,280.
   Security Deposits                                                    2,482.
   Mortgage Payable                                                11,937,438.
                                                                 -------------
          Total Liabilities                                      $ 12,620,201.
                                                                 -------------
PARTNERS' EQUITY - SCHEDULE A-1                                       170,364.
                                                                 -------------
TOTAL LIABILITIES AND PARTNERS' EQUITY                           $ 12,790,565.

                                                                    Schedule A-1

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                         ANALYSIS OF PARTNERS' EQUITY
                      For The Year Ended December 31, 1994


                                       BALANCE                 NET                 BALANCE
                                      BEGINNING               INCOME               ENDING
                                     -----------            -----------           ------------
GENERAL PARTNERS                    $  (403,183.)           $   283,918.           $ (119,265.)
LIMITED PARTNERS                     (2,620,485.)             2,910,114.              289,629.
       TOTALS                       $(3,023,668.)           $ 3,194,032.           $  170,364.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                            STATEMENT OF OPERATIONS                    Exhibit B
                      For The Year Ended December 31, 1994



INCOME
   Rentals                                                                 $      4,314,541.
   Excess Operating and Tax Charges                                               2,656,961.
   Garage                                                                           382,448.
   Antenna                                                                          142,841.
          Total Income                                                     $      7,496,791.

OPERATING EXPENSES
   Custodial and Manager                                                   $        302,628.
   Elevator Maintenance                                                             114,630.
   Insurance                                                                         71,410.
   Management Fees                                                                  120,000.
   Office Expense                                                                    67,249.
   Professional Fees                                                                 43,406.
   Repairs and Maintenance                                                          900,374.
   Supplies                                                                         (29,272.)
   Taxes - Real Estate                                                              271,360.
   Taxes - Other                                                                      2,659.
   Travel                                                                               155.
   Utilities                                                                        854,087.
   General Expenses                                                                   4,891.
          Total Operating Expenses                                                2,723,577.

INCOME BEFORE INTEREST EXPENSE, DEPRECIATION
   AND AMORTIZATION                                                        $      4,773,214.

LESS:  Interest Expense                                                           1,140,730.

INCOME BEFORE DEPRECIATION AND AMORTIZATION                                       3,632,484.

LESS:  Depreciation and Amortization                                                438,452.

NET INCOME FOR THE YEAR                                                    $      3,194,032.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                     STATEMENT OF CHANGES IN CASH POSITION             Exhibit C
                      For The Year Ended December 31, 1994




CASH GENERATED BY OPERATIONS:
  Net Income                               $   3,194,032.
  Depreciation Amortization                      438,452.
                                           --------------
                          Total                3,632,484.


CHANGES IN OPERATING ASSETS AND LIABILITIES:
  Current Assets - Increase (Decrease)
           Receivables                          $    323.
           Prepaids and Escrows                   (4,987.)
  Current Liabilities - Increase (Decrease)
           Accounts Payable                   (1,772,043.)
           Security Deposits                       2,482.
           Accrued Expenses and Taxes            (46,094.)
                                           --------------
                          Total               (1,820,319.)

NET CASH PROVIDED BY OPERATIONS                1,812,165.


INVESTING ACTIVITIES                                  -0-

FINANCING ACTIVITIES
         Decrease In Debt                     (1,821,177.)

INCREASE (DECREASE) IN CASH                   $   (9,012.)

CASH BALANCE - BEGINNING                           9,162.

CASH BALANCE - ENDING                         $      150.

SUPPLEMENTAL DISCLOSURE
  Cash Paid During The Year For Interest       1,112,312.


                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS                Exhibit D




NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

   Accounting Method
   -----------------
   The Partnership keeps its records and prepares its financial statements on the accrual basis.

   Property and Equipment
   ----------------------
   The fixed assets are recorded at cost and are being depreciated as follows:

Buildings                           40 Years                   Straight-Line
Building Improvements               40 Years                   Straight-Line
Equipment and Improvements          10 Years                   Straight-Line


NOTE 2 - TRANSACTIONS WITH RELATED PARTY
----------------------------------------

   The property, which is located in Toledo, Ohio is managed by the Mid America Management Corporation.

   Accounts Payable in the amount of $137,244. are due to the management company.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS                 Exhibit D
                                  (Continued)



NOTE 3 - MORTGAGE PAYABLE

   The land and buildings owned by the Company are encumbered by mortgages securing two notes; one to New York Life Insurance (due in 1999) and the other to Realty Refund Trust (due in 1996). One of the limited partners of the partnership is also Chairman of the Board of Realty Refund Trust.

   The Company has a fixed monthly principal and interest payment of $74,195. on the first mortgage plus an interest only payment on the Realty Refund note at 10% per annum. In addition, the Company has agreed to pay $850,000. against the outstanding amount due on January 1, 1995 and January 1, 1996.

   The Company has also agreed to deposit with Realty Refund Trust in escrow all excess cash flow. The funds will be made available for tenant improve-ments or third party leasing commissions. The amount due for 1994 is $304,291.


NOTE 4 - LEASE AMENDMENT AND EXTENSION
--------------------------------------

   On June 2, 1994, the Company modified its lease with Owens-Corning
   Fiberglass   Corporation as follows:

   The tenant has extended its lease to December 31, 1996 and agreed to a lease extension fee of $5,000,000. payable June, 1994, January, 1995 and January, 1996. There were also modifications of lease and operating expense payment terms.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                       SCHEDULE OF PROPERTY AND EQUIPMENT                                               Exhibit E
              For The Years Ended December 31, 1992, 1993 and 1994


                                                          1992
                                                          ----
                                        BALANCE
                                      AT BEGINNING           ADDITIONS                               BALANCE AT END
                                       OF PERIOD              AT COST            RETIREMENTS           OF PERIOD
                                      ------------         ------------          ------------         ------------
Building                              $13,771,320.                                                    $13,771,320.
Building Improvements                   1,473,220.                                                      1,473,220.
Equipment                                 551,143.                                                        551,143.
Land                                      887,000.                                                        887,000.
                                      ------------         ------------          ------------         ------------
       Total                          $16,682,683.         $       -0-.          $       -0-.         $16,682,683.
                                      ============         ============          ============         ============



                                                          1993
                                                          ----

Building                              $13,771,320.                                                    $13,771,320.
Building Improvements                   1,473,220.                                                      1,473,220.
Equipment                                 551,143.         $    22,394.                                   573,537.
Land                                      887,000.                                                        887,000.
                                      ------------         ------------          ------------         ------------
       Total                          $16,682,683.         $    22,394.          $       -0-.         $16,705,077.
                                      ============         ============          ============         ============



                                                          1994
                                                          ----

Building                              $13,771,320.                                                    $13,771,320.
Building Improvements                   1,473,220.                                                      1,473,220.
Equipment                                 573,537.                                                        573,537.
Land                                      887,000.                                                        887,000.
                                      ------------         ------------          ------------         ------------
       Total                          $16,705,077.         $       -0-.          $       -0-.         $16,705,077.
                                      ============         ============          ============         ============



                            SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS


                     RIVERVIEW TOWER LIMITED PARTNERSHIP
                            A LIMITED PARTNERSHIP
            SCHEDULE OF ACCUMULATED DEPRECIATION AND AMORTIZATION                                   Exhibit F
                          OF PROPERTY AND EQUIPMENT
             For The Years Ended December 31, 1992, 1993 and 1994
                                                                 1992
                                                                 ----
                                     BALANCE             ADDITIONS
                                   AT BEGINNING         CHARGED TO                              BALANCE AT END
                                      PERIOD         COSTS & EXPENSES      RETIREMENTS             OF PERIOD
                                   ------------      ----------------      ------------         --------------
Building                           $2,233,494.            $344,283.                                 $2,567,777.
Building Improvements                 231,217.              36,816.                                    268,033.
Equipment                             333,522.              56,234.                                    389,756.
                                   -----------            ---------             ----------          -----------
       Total                       $2,798,233.            $437,333.             $      -0-          $3,225,566.
                                   ===========            =========             ==========          ===========

                                                                 1993
                                                                 ----
Building                           $2,567,777.            $344,283.                                 $2,912,060.
Building Improvements                 268,033.              36,816.                                    304,849.
Equipment                             389,756.              57,353.                                    447,109.
                                   -----------            ---------             ----------          -----------
       Total                       $3,225,566.            $438,452.             $      -0-          $3,664,018.
                                   ===========            =========             ==========          ===========

                                                                 1994
                                                                 ----
Building                           $2,912,060.            $344,283.                                 $3,256,343.
Building Improvements                 304,849.              36,816.                                    341,665.
Equipment                             447,109.              57,353.                                    504,462.
                                   -----------            ---------             ----------          -----------
       Total                       $3,664,018.            $438,452.             $      -0-          $4,102,470.
                                   ===========            =========             ==========          ===========

                            SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                                FINANCIAL REPORT

                                DECEMBER 31, 1995

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                                    CONTENTS

--------------------------------------------------------------------------------

                                                                       Page
                                                                       ----
AUDITORS' REPORT ON THE FINANCIAL STATEMENTS                              1

FINANCIAL STATEMENTS
    Balance sheet                                                         2
    Statement of income                                                   3
    Statement of partners' equity                                         4
    Statement of cash flows                                               5
    Notes to financial statements                                       6-7

AUDITORS' REPORT ON ACCOMPANYING INFORMATION                              8

ACCOMPANYING INFORMATION
    Schedules of property and equipment                                   9
    Schedules of accumulated depreciation and amortization
       of property and equipment                                         10

[LOGO]                    [HAUSSER & TAYLOR LETTERHEAD]

Partners
The Riverview Tower Limited Partnership
Cleveland, Ohio

                          Independent Auditors' Report
                          ----------------------------

     We have audited the accompanying statement of assets, liabilities and partners' deficit - income tax basis of The Riverview Tower Limited Partnership as of December 31, 1995, and the related statements of revenues and expenses, partners' deficit, and cash flows - income tax basis for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As described in the notes to the financial statements, the Partnership's policy is to prepare its financial statements on the accounting basis used for income tax purposes, which is a comprehensive basis of accounting other than generally accepted accounting principles.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities, and partners' deficit of The Riverview Tower Limited Partnership as of December 31, 1995, and its revenues and expenses, partners' deficit, and cash flows for the year then ended, on the basis of accounting described in the Organization and Summary of Significant Accounting Policies.

                                                 /s/ Hausser & Taylor


Cleveland, Ohio
February 23, 1996

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                                  BALANCE SHEET

                               December 31, 1995
                               -----------------


ASSETS
------
RENTAL PROPERTY
    Land                                           $   887,000
    Building and improvements                       15,264,693
    Equipment                                          598,257
                                                   -----------
        Total                                       16,749,950
    Less accumulated depreciation                    4,518,193
                                                   -----------
        Net rental property                                        $12,231,757

OTHER ASSETS
    Cash                                                   150
    Accounts receivable                                 44,533
    Prepaid expenses                                    22,846
    Real estate escrow                                 149,017
    Capital reserve escrow                             214,291
                                                   -----------
        Total other assets                                             430,837
                                                                   -----------

                                                                   $12,662,594
                                                                   ===========

LIABILITIES AND PARTNERS' EQUITY
--------------------------------

LIABILITIES
    Accounts payable                               $   148,316
    Accrued interest and real estate taxes             365,075
    Security deposits                                    2,482
    Mortgage notes payable                          10,413,780
                                                   -----------
        Total liabilities                                          $10,929,653

PARTNERS' EQUITY                                                     1,732,941
                                                                   -----------

                                                                   $12,662,594
                                                                   ===========


   The accompanying notes are an integral part of these financial statements.

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                               STATEMENT OF INCOME

                          Year Ended December 31, 1995
                          ----------------------------

INCOME
   Rental income                                    $3,631,044
   Garage                                              390,413
   Antenna                                             154,855
   Excess operating and other pass through charges   1,925,473
                                                    ----------
      Total income                                                  $6,101,785

EXPENSES
   Custodial and manager expenses                      180,286
   Depreciation and amortization                       415,723
   Elevator maintenance                                123,746
   Insurance                                            70,302
   Interest expense                                    944,283
   Management fees                                     120,000
   Office expense and miscellaneous                    128,220
   Office salaries                                      55,132
   Professional fees                                    34,623
   Repairs and maintenance                             743,561
   Security expense                                     22,419
   Sellers' fee                                         90,000
   Supplies                                             36,462
   Taxes - payroll                                      15,726
   Taxes - personal property                             2,427
   Taxes - real estate                                 286,871
   Travel                                                1,696
   Utilities                                         1,267,731
                                                    ----------
      Total expenses                                                 4,539,208
                                                                    ----------

NET INCOME                                                          $1,562,577
                                                                    ==========


   The accompanying notes are an integral part of these financial statements.

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                          STATEMENT OF PARTNERS' EQUITY

                          Year Ended December 31, 1995
                          ----------------------------



                          Balance        Net                           Balance
                         Beginning      Income     Distributions       Ending
                         ---------      ------     -------------       ------
GENERAL PARTNERS     $   (119,265)   $   208,344    $   -          $    89,079

LIMITED PARTNERS          289,629      1,354,233        -            1,643,862
                     ------------    -----------    -----------    -----------

TOTAL                $    170,364    $ 1,562,577    $   -          $ 1,732,941
                     ============    ===========    ===========    ===========




   The accompanying notes are an integral part of these financial statements.

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                             STATEMENT OF CASH FLOWS

                          Year Ended December 31, 1995
                          ----------------------------



CASH FLOWS FROM OPERATING ACTIVITIES

   Net income                                                                $ 1,562,577
   Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                           $  415,723
      Changes in assets and liabilities:
       Increase in accounts receivable                           (44,350)
       Decrease in prepaid expenses                                1,402
       Decrease in escrow receivables                           (199,931)
       Decrease in accounts payable                             (171,685)
       Increase in accrued interest and taxes                      4,795
         Total adjustments                                       -------           5,954
                                                                               ---------

            Net cash provided by operating activities                          1,568,531

CASH FLOWS FROM INVESTING ACTIVITIES
   Building improvements and equipment purchases                                 (44,873)

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long-term debt                                       (1,523,658)
                                                                               ---------

NET CHANGE IN CASH                                                                    --

CASH - BEGINNING OF YEAR                                                             150
                                                                               ---------

CASH - END OF YEAR                                                           $       150
                                                                               =========


Supplemental disclosure of cash flow information:
   Cash paid during the year for:
    Interest                                                  $  944,283



   The accompanying notes are an integral part of these financial statements.

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS



NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. Purpose - The Riverview Tower Limited Partnership is an Ohio limited partnership formed for the purpose of owning, leasing and operating an office building in Toledo, Ohio. The Partnership commenced operations on July 26, 1985.

     B. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     C. Concentration Account - An affiliate of the general partner utilizes a concentration account for the various properties it manages. In this way excess cash for all properties may be invested on a short term basis and cash disbursements made on behalf of each separate partnership are funded when necessary.

     D. Property and Improvements - The building and related improvements are being depreciated on straight-line or accelerated cost recovery methods over periods dictated by statutory requirements.

     E. Income Taxes - No provision for income taxes is necessary because any income or loss is includible in the tax returns of the partners.

NOTE 2.   MORTGAGE NOTES PAYABLE

          The land and building owned by the Partnership are encumbered by mortgages securing two notes; one to New York Life Insurance (due in 1999) and the other to Realty Refund Trust (due in 1996). One of the limited partners of the Partnership is also Chairman of the Board of Realty Refund Trust.

          The Partnership has a fixed monthly principal and interest (at 6.05%) payment of $74,195 on the first mortgage plus an interest only payment on the Realty Refund note at 10% per annum. In addition, the Partnership has agreed to pay $850,000 against the outstanding amount due on January 1, 1996.

          Principal payments on the mortgage notes payable as of December 31, 1995 are as follows:

              1996                                        $   7,854,792
              1997                                              756,263
              1998                                              803,308
              1999                                              999,417
                Total                                        ----------
                                                          $  10,413,780
                                                             ==========


          The fair value of the Partnership's long-term debt is estimated based on borrowing rates currently available to the Partnership for bank loans with similar terms and maturities and approximates the carrying value.

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



NOTE 3.   TRANSACTIONS WITH RELATED PARTY

          The property is managed by the Mid-America Management Corporation. Accounts receivable in the amount of $41,405 are due from the management company.

          The Partnership is obligated to pay a management fee to Mid-America Management Corporation for certain services with respect to the operations of the Partnership. The amount of the fee included in expense for the year ended December 31, 1995 is $120,000.

NOTE 4.   OPERATING LEASES

          The Partnership's operating revenue is principally obtained from tenants through rental payments as provided for under noncancelable operating leases. The tenant leases typically provide for fixed minimum rent and reimbursement of real estate taxes and operating costs.

          The following is a schedule of minimum future rentals on noncancelable operating leases as of December 31, 1995 for the next five years:

              1996                                        $ 2,418,850
              1997                                            137,660
              1998                                             42,700
              1999                                             19,540
              2000                                             19,200
                                                          $ ---------
             Total                                          2,637,950
                                                            =========

NOTE 5.   LEASE AMENDMENT AND EXTENSION

          On June 2, 1994, the Partnership modified its lease with Owens-Corning Fiberglas Corporation as follows:

          The tenant has extended its lease to December 31, 1996 and agreed to a lease extension fee of $5,000,000 payable as follows:

              June 1994                                   $ 2,000,000
              January 1995                                  1,500,000
              January 1996                                  1,500,000
                  Total                                   $ ---------
                                                            5,000,000
                                                            =========

          There were also modifications of lease and operating expense payment terms.

NOTE 6.   SUBSEQUENT EVENTS

          The Partnership's principal tenant has not renewed its lease and is expected to vacate the premises during 1996.

          The Partnership has listed the building with a broker and is attempting to dispose of the property.

[LOGO]                   [HAUSER & TAYLOR LETTERHEAD]




Partners
The Riverview Tower Limited Partnership
Cleveland, Ohio

     Our audit was made for the purpose of forming an opinion of the basic financial statements for the year ended December 31, 1995, taken as a whole. The accompanying information is presented for purposes of additional analysis and is not a required part of the basic financial statements. The information has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

     The supplemental information for 1994 and 1993 which follows was audited by other accountants whose report dated February 25, 1995, indicated that the supplemental information is fairly stated in all material respects.



                                                 /s/ Hausser & Taylor


Cleveland, Ohio
February 23, 1996

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                       SCHEDULES OF PROPERTY AND EQUIPMENT

                  Years Ended December 31, 1995, 1994, and 1993
                  ---------------------------------------------


                                                         1995
                              ------------------------------------------------------------
                                Balance
                             At Beginning      Additions                       Balance At
                              of Period         At Cost      Retirements     End of Period
                              ----------       --------      -----------     -------------
Building                     $13,771,320                                       $13,771,320
Building improvements          1,473,220     $   20,152                          1,493,372
Equipment                        573,537         24,721                            598,258
Land                             887,000                                           887,000
                              ----------      ---------      -----------        ----------

    Total                    $16,705,077     $   44,873     $       --         $16,749,950
                              ==========      =========      ===========        ==========


                                                         1994
                              ------------------------------------------------------------

Building                     $13,771,320                                       $13,771,320
Building improvements          1,473,220                                         1,473,220
Equipment                        573,537                                           573,537
Land                             887,000                                           887,000
                              ----------      ---------      -----------        ----------

    Total                    $16,705,077     $     --       $       --         $16,705,077
                              ==========      =========      ===========        ==========


                                                         1993
                              ------------------------------------------------------------

Building                     $13,771,320                                       $13,771,320
Building improvements          1,473,220                                         1,473,220
Equipment                        551,143     $   22,394                            573,537
Land                             887,000                                           887,000
                              ----------      ---------      -----------        ----------

    Total                    $16,682,683     $   22,394     $       --         $16,705,077
                              ==========      =========      ===========        ==========

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

SCHEDULES OF ACCUMULATED DEPRECIATION AND AMORTIZATION OF PROPERTY AND EQUIPMENT

                  Years Ended December 31, 1995, 1994, and 1993
                 ---------------------------------------------


                                                         1995
                              ------------------------------------------------------------
                                               Additions
                                Balance       Charged To
                             At Beginning      Costs and                       Balance At
                               of Period       Expenses      Retirements     End of Period
                              ----------       --------      -----------     -------------
Building                     $ 3,256,343     $  344,283                        $ 3,600,626
Building improvements            341,665         37,320                            378,985
Equipment                        504,462         34,120                            538,582
                              ----------      ---------      -----------        ----------

         Total               $ 4,102,470     $  415,723     $       --         $ 4,518,193
                              ==========      =========      ===========        ==========



                                                         1994
                              ------------------------------------------------------------

Building                     $ 2,912,060     $  344,283                        $ 3,256,343
Building improvements            304,849         36,816                            341,665
Equipment                        447,109         57,353                            504,462
                              ----------      ---------      -----------        ----------

          Total              $ 3,664,018     $  438,452     $       --         $ 4,102,470
                              ==========      =========      ===========        ==========



                                                         1993
                              ------------------------------------------------------------

Building                     $ 2,567,777     $  344,283                        $ 2,912,060
Building improvements            268,033         36,816                            304,849
Equipment                        389,756         57,353                            447,109
                              ----------      ---------      -----------        ----------

         Total               $ 3,225,566     $  438,452     $       --         $ 3,664,018
                              ==========      =========      ===========        ==========